SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: February 21, 2008
EXOUSIA ADVANCED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Texas	333-87696	76-0636625
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1200 Soldiers Field Drive, Suite 200
 Sugar Land, TX 77479
(Address of principal executive offices)

(Telephone number, including area code of agent for service)  (281) 313-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On January 29, 2008 the Company entered into an Exclusive Distribution Agreement with Northern International Group (NIG) headquartered in Tianjin, China.  Under the terms of the agreement, NIG will distribute Exousia’s Advanced Industrial Coatings. The exclusive agreement covers the Provinces of Jeilongiang Province, Jilin Province, Liaoning Province, Beijing Municipality, Tianjin Municipality, Hebei Province, Shandong Province, Shanxi Province, and the Inner Mongolia District.

The agreement is for 10 years.  Company agrees to install an industrial coatings manufacturing facility in Tianjin, China to supply Northern’s needs.  NIG has agreed to purchase 5,000 gallons of industrial coatings within 90 days of signing of the agreement and to purchase a total of 200,000 gallons in calendar year 2008.

On January 29, 2008 the Company also entered into an Exclusive Distributor Agreement with Mr. David Rong for the Central China area.  The Provinces are Chongqing, Sichuan, Shanxi, Gangsu, Qinghai, Ningxia and Xinjiang.   The agreement calls for Mr. Rong to purchase $1,000,000 worth of industrial coatings from the Company within the first year of the signing date of the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOUSIA ADVANCED MATERIALS, INC.

Date: February 21, 2008	By://s// J. Wayne Rodrigue, Jr.
President